Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.
Exhibit 4.15

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			CONTRACT ID CODE	PAGE OF PAGES 1 2
2. AMENDMENT/MODIFICATION NO. 0003	3.EFFECTIVE DATE See Block 16C	4.REQUISITION/PURCHASE REQ. NO. N/A	5.PROJECT NO. (If applicable)
6. ISSUED BY CODE	ASPR-BARDA	7.ADMINISTERED BY (If other than Item 5) CODE		ASPR-BARDA02
ASPR-BARDA O’NEILL HOUSE OFFICE BUILDING Room 21B05 Washington DC 20515		US DEPT OF HEALTH & HUMAN SERVICES ASPR AMCG O’NEILL HOUSE OFFICE BUILDING Room 21B05 Washington DC 20515
8.NAME AND ADDRESS OF CONTRACTOR (No., Street, City, County, State and ZIP Code)

SUMMIT (OXFORD) LIMITED 1510803
Attn: [**]
SUMMIT (OXFORD) LIMITED
136A EASTERN AVENUE
MILTON PARK
ABINGDON OXFORDSHIRE OX14 4SB
		(x)	9A.AMENDMENT OF SOLICITATION NO.

9B.DATED (SEE ITEM 11)
		x	10A.MODIFICATION OF CONTRACT/ORDER NO. HHSO100201700014C
10B.DATED (SEE ITEM 13) 09/05/2017
CODE 1510803	FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
The above solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended. ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendments; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF THE OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment and is received prior to the opening hour and date specified.

12.ACCOUNTING AND APPROPRIATION DATA (If required)
13.THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

X
B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43 103(b).

X	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 43.103(a)(3) Mutual Agreement of the Parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not ☒ is required to sign this document and return 2 copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings including solicitation/contract subject matter where feasible.)
Tax ID Number: CO-0000487
DUNS Number: 733628718
The Purpose of this Modification is to (1) designate a new Contracting Officer (CO) and a new Contracting Officer’s Representative (COR) and to (2) change the Statement of Work (SOW).

No funding is affected by this modification.

See Continuation Sheet
Period of Performance: 09/05/2017 to 04/30/2022

Except as provided herein, all terms and condition of the document referenced in Item 9A or 10A, as heretofore changes, remains unchanged and in full force and effect.

15A.NAME AND TITLE OF SIGNER (Type or print) MELISSA STRANGE VP, FINANCE		16A.NAME OF CONTRACTING OFFICER (Type or print) JAMES P. BOWERS
15B.NAME OF CONTRACTOR BY /s/ Melissa Strange____________________ (Signature of person authorized to sign)	15C.DATE SIGNED 13 FEB 19	16B.UNITED STATES OF AMERICA BY /s/ JAMES P. BOWERS (Signature of Contracting Officer)		16C.DATE SIGNED 2/14/2019
NSN 7540-01-152-8070 Previous edition is NOT usable		STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.214(a)

Contract No. HHSO100201700014C Modification No. 0003	Summit (Oxford) Ltd. Continuation Sheet	Page 2 of 2

1.	Beginning with the effective date of this modification, the Government and the Contractor mutually agree as follows:

2.Under SECTION F, ARTICLE F.2 DELIVERABLES, Subparagraph a. Summary of Contract Deliverables: The CO’s name and address is deleted and replaced as follows:
HHS/ASPR/BARDA
[**]
Contracting Officer
Room [**] O’Neill House Office Building
Washington, DC 20515
[**] Email: [**]
And the COR’s name and address is deleted and replaced as follows:
HHS/ASPR/BARDA
ATTN: [**]
Contracting Officer’s Representative
Room [**] - O’Neill House Office Building
Washington, DC 20515
[**]
Email: [**]

3.	Under ARTICLE G.2 CONTRACTING OFFICER’S REPRESENTATIVE (COR) the COR’s name and address is deleted and replaced as follows:
[**]
Biomedical Advanced Research & Development Authority (BARDA)
Office of Secretary for Preparedness & Response (ASPR)
Department of Health and Human Services
Mailing Address:
Contracting Officer’s Representative
Room [**] -O’Neill House Office Building Washington, DC 20515

Email: [**]

4.	Under ARTICLE G.5 INVOICE/ FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING the address chart is deleted and replaced as follows:

PSC_Invoices@psc.hhs.gov	[**] Contracting Officer DHHS/OS/ASPR/BARDA Room [**] O'Neill House Office Building Washington, DC 20515 Email: [**]	[**] Contracting Officer Representative DHHS/ASPR/BARDA Room [**] O'Neill House Office Building Washington, DC 20515 Email: [**]

5.	Under SECTION J - LIST OF ATTACHMENTS, delete ATTACHMENT 1, Statement of Work dated June 29, 2018 (5 pages) and replace with Statement of Work dated February 4, 2019 (5 pages).
END OF MODIFICATION 0003 TO HHS0100201700014C

HHSO100201700014C
Contractual Statement of Work
CLINICAL DEVELOPMENT OF DRUG
Topic Area of Interest No. 3
4 February 4, 2019
PREAMBLE
Independently and not as an agency of the Government, Summit (Oxford) Limited (hereafter the “Contractor”) shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to the BARDA Broad Agency Announcement (BAA) BARDA CBRN BAA-16-100-SOL-00001.
The Government reserves the right to modify the milestones, progress, schedule, budget, or deliverables to add or delete deliverables, process, or schedules if the need arises. Because of the nature of this research and development (R&D) contract and the complexities inherit in this and prior programs, at designated milestones the Government will evaluate whether work should be redirected, removed, or whether schedule or budget adjustments should be made. The Government reserves the right to change the product, process, schedule, or events to add or delete part or all of these elements as the need arises.
Overall Objectives and Scope
The overall objective of this contract is to advance the development of ridinilazole, a novel therapy for the treatment of Clostridium difficile Infections (CDI) and reducing the recurrence of CDI. The scope of work for this contract includes clinical and manufacturing development activities that fall into the following areas: non-clinical toxicology studies; clinical activities; manufacturing activities; and all associated regulatory, quality assurance, management, and administrative activities. The Research and Development (R&D) effort for ridinilazole will progress in specific stages that cover the base performance (I) segment and option segment (II) as specified herein. The Contractor must complete specific tasks required in each of the two discrete work segments. The statement of work has been broken into the following phases which are discrete work segments:

1.	CLIN 1: [**]

2.	CLIN 2: [**]

3.	CLIN 3: [**]

4.	CLIN 4: [**]

1.	CLIN 1: [**]
The overall objective of CLIN 1 will be to [**].
1.1     Program Management (WBS 1.1)
[**]
.

2.	CLIN 2: [**]
The overall objective of CLIN2 is to [**]
2.1     Program Management (WBS 1.1)
[**]

3.	CLIN 3: [**]
The overall objective of CLIN3 is to [**].
3.1     Program Management (WBS 1.1)
[**].

4.	CLIN 4: [**]
4.1     Program Management (WBS 1.1)
[**]

5.	OTHER ITEMS
5.1     Facilities, Equipment and Other Resources. (Contract: Section J)
[**].
END
STATEMENT OF WORK
HHSO100201700014C